U.S. Securities and Exchange Commission
                             Washington, D.C.  20549

                                     FORM 8K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date  of  Report  (Date  of  earliest  event  reported):  February  5th,  2004


                              DCM ENTERPRISES, INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Nevada                      0-49880                      95-4643533
------------------------  ----------------------------  ------------------------
(State  or  Jurisdiction                                    (I.R.S  Employer
of  Incorporation)                                        Identification  No.)


                              7473 West Lake Blvd.
                            Las Vegas, Nevada  89128
                            Telephone: (800)-921-9881
          (Address and telephone number of principal executive offices)


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ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT


Pursuant to a Board Resolution by Written Consent, the Registrant dismissed its independent auditor Henry Schiffer, C.P.A effective February 5th, 2004 and engaged De Joya and Company, C.P.A as its independent auditor effective February 6th, 2004.

The reports of Henry Schiffer, C.P.A on the Registrant's financial statements for the fiscal years ended December 31st 2001 and December 31st, 2002 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Registrant and Henry Schiffer, C.P.A have not, in connection with the audit of the Registrant's financial statements for the previous two (2) fiscal years, or for any subsequent interim periods prior to and including February 5th, 2004, had any disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement, if not resolved to Henry Schiffer, C.P.A's satisfaction, would have caused Henry Schiffer, C.P.A to make reference to the subject matter of the disagreement in connection with its reports.

On February 6th, 2004, the Registrant engaged the firm De Joya and Company, C.P.A of Las Vegas, Nevada as the Registrant's independent auditors.

The Registrant had no relationship with De Joya and Company, C.P.A required to be reported pursuant to Regulation S-B Item 304 (a) (2) during the previous 2 fiscal years, or the subsequent interim periods prior to and including February 5th, 2004.


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ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

(C)  Exhibits

16.1 Letter from Henry Schiffer, C.PA. re: change in certifying accountants.


                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 DCM  ENTERPRISES,  INC.
                                                 (Registrant)

Date:  February  17th,  2004
                                                 /s/  Albert  Reda
                                                 -------------------------------
                                                 Albert Reda, CEO, CFO, Director

                                                /s/  Matt  Sebal
                                                --------------------------------
                                                Matt  Sebal, President, Director


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